                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                AHT Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                AHT CORPORATION
                             555 WHITE PLAINS ROAD
                           TARRYTOWN, NEW YORK 10591
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Advanced Health Corporation, a Delaware corporation (the "Company"), will be held at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York 10591, on July 14, 2000, at 10:00 a.m. (local time) for the following purposes:

     a. to elect a director of the Company to serve for a three-year term and until his successor is duly elected and qualified;

     b. to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000;

     c. to approve an amendment to the Company's 1995 Stock Option Plan authorizing the issuance of options thereunder to purchase up to an additional 350,000 shares of Common Stock of the Company;

     d. to ratify the selection of Arthur Andersen, LLP as the Company's independent auditors;

     e. to transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 5, 2000, are entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ JONATHAN EDELSON
                                          --------------------------------------
                                          Jonathan Edelson, M.D. Chairman of the
                                          Board, Chief Executive Officer and
                                          President

Tarrytown, New York
June 14, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

                                AHT CORPORATION
                             555 WHITE PLAINS ROAD
                           TARRYTOWN, NEW YORK 10591
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 14, 2000

     This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors of AHT Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting"), to be held on July 14, 2000 at 10:00 a.m. (local time), at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York 10591, and any adjournments thereof.

SOLICITATION OF PROXIES

     All shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted as instructed therein at the Meeting. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominee; to approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock, $.01 par value per share ("Common Stock") from 15,000,000 to 30,000,000; to approve an amendment to the Company's 1995 Stock Option Plan authorizing the issuance of options thereunder to purchase up to an additional 350,000 shares of Common Stock of the Company; to ratify the selection of Arthur Andersen, LLP as the Company's independent auditors; and to transact such other business as may properly come before the Meeting or any adjournments thereof. If no instructions are given, the persons named in the accompanying proxy intend to vote FOR the director nominee, FOR approval of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 15,000,000 to 30,000,000; FOR the approval of the amendment to the Company's 1995 Stock Option Plan authorizing the issuance of options thereunder to purchase up to an additional 350,000 shares of Common Stock of the Company; FOR ratification of the selection of Arthur Andersen, LLP as the Company's independent auditors, and in accordance with their judgment upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Any stockholder may revoke a previously executed proxy at any time prior to its exercise by (i) delivering a later-dated proxy, (ii) giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted, or (iii) voting in person at the Meeting. No proxy will be voted if the stockholder who executed such proxy attends the Meeting and elects to vote in person. If a stockholder does not intend to attend the Meeting, any proxy or notice should be returned to the Company for receipt by the Company not later than the close of business on July 7, 2000.

     A copy of the Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 1999 is enclosed herewith. This Proxy Statement and the form of proxy enclosed herewith were first mailed to stockholders on or about June 18, 2000. The mailing address of the Company's principal executive offices is 555 White Plains Road, Tarrytown, New York 10591.

     The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy (each of whom is an officer and employee of the Company) intend to vote thereon in accordance with their judgment.

RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTES REQUIRED

     The Company's Common Stock is the only outstanding class of voting securities of the Company. The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the

Meeting is the close of business on June 5, 2000 (the "Record Date"). As of the Record Date, 11,130,449 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting. The Common Stock does not have cumulative voting rights.

     Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Only shareholders of record at the close of business on June 5, 2000 will be entitled to vote at the Annual Meeting. For purposes of Proposal 1, relating to the election of a director, a plurality of the votes cast of the shares represented in person or represented by proxy at the meeting and entitled to vote on the election of a director will elect the director. Abstentions and broker non-votes will therefore have no legal effect with respect to Proposal 1. Approval of Proposal 2, to amend the Certificate of Incorporation, will require the affirmative vote of the holders of a majority of the outstanding shares on the Record Date. For purposes of Proposal 2, therefore, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment. For purposes of Proposals 3 and 4 and any other matter that may come before the Annual Meeting, the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal will be required to adopt the proposal. Abstentions are votes by persons entitled to vote, and therefore are effectively treated as a vote against the proposals. Broker non-votes will be treated as not entitled to vote, and will therefore have no effect on the passage of any proposal to come before the meeting other than Proposal 2.

ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, currently having terms expiring at the meeting of the Company's stockholders in 2000, 2001 and 2002, respectively. At the Meeting, one person will be elected to serve as director in the class whose three-year term expires at the annual meeting of the Company's stockholders in the year 2003 and until his successor has been duly elected and qualified as provided in the Company's Restated Certificate of Incorporation and Restated By-laws.

     One person has consented to be nominated and, if elected, to serve as a director of the Company. The nominee is presently a member of the Company's Board of Directors. Information about the nominee for director is set forth below.

NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

     ARTHUR M. SOUTHAM, M.D., 42, was elected to the Board of the Company in March 1999. Since August 1999, Dr. Southam has been President and CEO of Health Systems Design Corporation, which develops billing and claims software for PPOs and HMOs. He is a founding principal of 2C Solutions, a recently created partnership focusing on collaborative technology initiatives in the healthcare industry, and is a member of the Board of Directors of Health Systems Design Corporation, a company that develops hospital-based information systems. From 1996 to 1998, Dr. Southam served as President and CEO of California-based Health Net, one of the nation's largest HMOs. Prior to that, at CareAmerica Health Plans, a health benefits and workers compensation insurance company in California, he held several top-level positions during an eleven-year period, including that of President and CEO. He is the immediate past Chairman of the California Association of Health Plans and has also served as Chairman of the Integrated Health Care Association. Dr. Southam received his M.D. degree and a Master's degree in Public Health from UCLA. He received his M.B.A. degree from Pepperdine University and his B.A. from Amherst College.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2001

     JAMES T. CARNEY, age 55, has been a director of the Company since September 1996. Mr. Carney has served as General Manager of Benefits Administration for USX Corporation and Vice President of Administration for United States Steel and Carnegie Pension Fund since 1989. Mr. Carney was named General
Attorney -- Employee Benefits of USX Corporation in 1988, Senior General Attorney -- Employee Benefits and Workers' Compensation in 1985 and Senior General Attorney -- Commercial and Employee Relations for the U.S. Diversified Group in 1986.

     BARRY KUROKAWA, age 44, has been a director of the Company since March 1996. Since February 1996, Mr. Kurokawa has served as a Managing Member of ProMed Management, L.L.C. ("ProMed"), a private healthcare investment management company. From May 1992 to January 1996, he was employed by INVESCO Trust Company as Senior Vice President and portfolio manager of their four healthcare funds. From July 1992 to January 1996, Mr. Kurokawa was also the Vice President of Global Health Sciences, a closed-end fund. Before he joined INVESCO, Mr. Kurokawa served as Vice President Equity Research and healthcare analyst at Trust Company of the West, an investment management company, from July 1987 to April 1992.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2002

     JONATHAN EDELSON, M.D., 40, has been the Chairman of the Board and Chief Executive Officer of the Company since its inception in 1993, and has been President since April 1, 1999. Dr. Edelson is a board-certified internist. Prior to co-founding the Company, Dr. Edelson served as the Chief Executive Officer of Physicians' Online, from August 1993 to December 1994. Dr. Edelson was a Senior Vice President with ValueRx, Inc., the prescription drug benefits management unit of Value Health, Inc., from October 1990 to June 1993. As a practicing physician prior to joining ValueRx, Inc., Dr. Edelson founded Medical Decision Resources, Inc., a physician profiling and education business, in March 1989, and served as its President through September 1990. Dr. Edelson attended Yale University, University of Chicago School of Medicine and the Harvard School of Public Health.

     ROBERT J. ALGER, 44, has been Executive Vice President and Chief Information Officer of the Company since March 1998, and has been Vice President and Chief Information Officer of the Company since February 1995. Prior to joining the Company, Mr. Alger was Chief Information Officer and Vice President of Information Systems at Blue Shield of California, from December 1991 to February 1995, and a partner at Scribner, Jackson & Associates, a technology consulting group, from January 1986 to December 1991. Mr. Alger received his B.S. from California State University -- Northridge.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; COMPENSATION OF DIRECTORS

     During the fiscal year ended December 31, 1999, the Board of Directors met five times. The Company's Compensation Committee, which met three times in 1999 and is comprised of Messrs. Carney and Kurokawa, makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's 1995 Stock Option Plan and Employee Stock Purchase Plan. The Audit Committee met once in 1999 and is comprised of Messrs. Kurokawa and Carney, and oversees the activities of the Company's independent auditors and internal accounting controls. The Board of Directors does not have a standing nominating committee or any committee performing a similar function. Each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees of which he was a member held during 1999 while he was in office.

     Dr. Southam currently receives cash compensation of $2,500 per meeting from the Company for his service as a member of the Board of Directors. All directors are entitled to receive reimbursement for certain out-of-pocket expenses in connection with attendance at Board and committee meetings. Directors of the Company, including non-employee directors, are eligible to receive options under the Company's 1995 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock as of May 1, 2000 with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) certain executive officers of the Company and (iv) all directors and officers as a group. Unless otherwise indicated, the address for each stockholder is c/o the Company, 555 White Plains Road, Tarrytown, New York 10591.

                                                              SHARES OF
                                                               COMMON
NAME AND ADDRESS                                              STOCK(1)     PERCENT(1)
----------------                                              ---------    ----------
Cybear, Inc.(2).............................................  2,008,670       15.3%
  407 E. Grand River, Brighton, MI 48116
Dimensional Fund Advisors...................................    763,800        6.9%
  1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
Tudor Investment Group et al................................    640,964        5.8%
  One Liberty Plaza, 51st Floor, New York, NY 10006
Jonathan Edelson, MD(3).....................................    621,959        5.6%
Robert J. Alger(4)..........................................     86,761          *
Jeffrey M. Sauerhoff(5).....................................     50,257          *
Eddy W. Friedfeld(6)........................................     37,958          *
James Carney(7).............................................     27,083          *
Barry Kurokawa(8)...........................................     29,090          *
Arthur M. Southam, MD(9)....................................      3,333          *
All directors and executive officers as a group (7              856,441        7.7%
  persons)(10)..............................................

---------------
 *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities and includes options exercisable within 60 days of May 1, 2000. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 11,130,449 shares of Common Stock outstanding as of May 1, 2000 plus securities and options exercisable individually within 60 days of May 1, 2000.

 (2) Assuming exercise of warrants and conversion of a note issued in connection with the CyBear agreement.

 (3) Includes currently exercisable options to purchase 226,735 shares of Common Stock.

 (4) Includes currently exercisable options to purchase 86,761 shares of Common Stock.

 (5) Includes currently exercisable options to purchase 50,257 shares of Common Stock.

 (6) Includes currently exercisable options to purchase 37,958 shares of Common Stock.

 (7) Includes currently exercisable options to purchase 27,083 shares of Common Stock.

 (8) Includes currently exercisable options to purchase 27,090 shares of Common Stock.

 (9) Includes currently exercisable options to purchase 3,333 shares of Common Stock.

(10) See notes (3), (4), (5), (6), (7), (8) and (9).

EXECUTIVE OFFICERS

     The following table sets forth the executive officers of the Company. See "Election of Directors" for a description of the business experience of Dr. Edelson and Mr. Alger.

NAME                                        AGE                     POSITION
----                                        ---                     --------
Jonathan Edelson, M.D.....................  40     Chairman, Chief Executive Officer,
                                                   President, and Director
Robert J. Alger...........................  44     Executive Vice President, Chief
                                                   Information Officer, and Director
Jeffrey M. Sauerhoff......................  51     Chief Financial Officer
Eddy W. Friedfeld.........................  38     Senior Vice President -- Business & Legal
                                                     Affairs, General Counsel and Secretary

     JEFFREY M. SAUERHOFF has been Chief Financial Officer of the Company since January 1999; Senior Vice President of Finance and Administration since July 1998; Vice President of Finance and Administration since October 1996; and Controller of the Company since March 1995. Prior to joining the Company, he served as Chief Financial Officer at three companies: Preferred Solutions, a pharmacy benefit management company, from 1993 to 1994; East Nassau-Suffolk Region, an affiliate of HIP, a health insurance company, from 1991 to 1993; and Erisco, Inc., then a wholly-owned subsidiary of the Dun & Bradstreet Corporation, that provides software-based business solutions for health benefits administration and information needs, from 1979 to 1991. Mr. Sauerhoff holds a B.S. degree from C.W. Post College.

     EDDY W. FRIEDFELD has been Senior Vice President -- Business & Legal Affairs, General Counsel and Secretary of the Company since August 1997. From 1993 to August 1997, he was Vice President, Business Affairs, of Skysat Communications Network Corporation. Since 1986, Mr. Friedfeld has been an attorney specializing in the areas of corporate, securities, technology, and healthcare law. Mr. Friedfeld holds a J.D. degree from New York University and a B.A. degree from Columbia College.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth a summary of the compensation of the Company's Chief Executive Officer and each other executive officer of the Company who earned in excess of $100,000 in annual salary and bonus during the Company's fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the Company's fiscal years ended December 31, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE
                             LONG-TERM COMPENSATION
                           ANNUAL COMPENSATION AWARDS

                                                                      SECURITIES UNDERLYING
                                                                           OPTIONS/SARS
                                                                      ----------------------
NAME AND PRINCIPAL POSITION                                   YEAR    ($)SALARY       (#)
---------------------------                                   ----    ----------    --------
Jonathan Edelson, M.D. .....................................  1999     298,240      200,000
  Chairman, Chief Executive Officer, and President            1998     298,589           --
                                                              1997     269,224      150,000
Robert J. Alger ............................................  1999     181,219       60,000
  Executive Vice President and Chief Information Officer      1998     178,431       25,000
                                                              1997     169,261       60,000
Jeffrey M. Sauerhoff........................................  1999     185,519       10,000
  Chief Financial Officer                                     1998     172,902       50,731
                                                              1997     130,319       22,255
Eddy W. Friedfeld...........................................  1999     164,883       22,000
  Senior Vice President -- Business & Legal Affairs,          1998     152,566       55,000
  General Counsel and Secretary.............................  1997      52,333       22,500

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                            --------------------------------------------------------------       VALUE AT ASSUMED
                             NUMBER OF      PERCENT OF TOTAL                                  ANNUAL RATES OF STOCK
                             SECURITIES       OPTIONS/SARS                                    PRICE APPRECIATION FOR
                             UNDERLYING        GRANTED TO        EXERCISE OR                       OPTION TERM
                            OPTIONS/SARS      EMPLOYEES IN       BASE PRICE     EXPIRATION    ----------------------
NAME                         GRANTED(#)        FISCAL YEAR         ($/SH)          DATE         5%($)       10%(4)
(a)                             (b)                (c)               (d)           (e)           (f)          (g)
----                        ------------    ----------------     -----------    ----------      -----       ------
Jonathan Edelson..........    150,000             28.67%           $1.810        01/08/09     $170,745     $432,701
Jonathan Edelson..........     50,000              9.56%            4.130        07/23/09     $129,867     $329,108
Robert J. Alger...........     30,000              5.73%            1.810        01/08/09     $ 34,149     $ 86,540
Robert J. Alger...........     30,000              5.73%            4.130        07/23/09     $ 77,920     $197,465
Jeffrey M. Sauerhoff......     10,000              1.91%            4.130        07/23/09     $ 25,973     $ 65,822
Eddy W. Friedfeld.........     12,000              2.29%            2.880        04/09/09     $ 21,735     $ 55,080
Eddy W. Friedfeld.........     10,000              1.91%            4.130        07/23/09     $ 38,473     $ 78,322

     The following table sets forth certain information regarding options held at December 31, 1999, by each of the Named Executive Officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                         NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS
                                                 FISCAL YEAR-END                 AT FISCAL YEAR-END(1)
                                         --------------------------------    ------------------------------
                                         EXERCISABLE       UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
                                         ------------      --------------    -----------      -------------
Jonathan Edelson, M.D..................    151,735            247,917         $299,529          $565,187
Robert J. Alger........................     61,522             93,854          136,402           193,156
Jeffrey M. Sauerhoff...................     45,336             50,969          113,261           126,706
Eddy W. Friedfeld......................     33,958             65,542           91,602           157,253

---------------
(1) Value of unexercised in-the-money options is based on a value of $4.69 per share of the Company's Common Stock, the fair value of the Company's Common Stock on December 31, 1999. Amounts reflected are based on the assumed value minus the exercise price multiplied by the number of shares subject to the option.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program requires that a substantial portion of any executive's compensation (including that of the Chief Executive Officer) be tied to the profitability and performance of the Company. In addition, the Company believes that tying an employee's compensation to stock performance enables the Company to align employees' interests more closely with those of its stockholders.

     To implement these policies, the Company's executive compensation program consists of two main elements: (i) annual compensation, consisting of base salary and incentive bonuses; and (ii) long-term incentives that provide a financial opportunity through stock options. Each component of compensation has an integral role in the total executive compensation program.

     The base salary component of annual compensation is based on competitive salaries earned by executives with similar experience in companies similar in size to the Company. Increases in base salary are the direct result of individual achievements within a fiscal year.

     The incentive bonus component of annual compensation is a function of an individual's contributions relative to performance objectives and overall Company profitability. The incentive bonus portion of executive compensation reflects the Compensation Committee's view that, for senior executives, a meaningful portion of compensation should be "at risk," providing a direct link between pay, achievements and Company results for any year.

     Long-term incentive compensation, rather than reflecting a single year's results, is intended to focus management's attention on the Company's future. The Compensation Committee believes strongly that executive pay should relate directly to Company performance. Long-term incentives are intended to provide financial opportunities for executives based on the Company's performance over a number of years.

     Long-term incentive compensation is achieved through grants of stock options, which may be either incentive stock options ("ISOs") or stock options that are non-qualified for Federal income tax purposes ("NSOs") under the Company's 1995 Stock Option Plan (the "Option Plan"). Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's stock. Under the Option Plan, the exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock at the time of grant and the exercise price of NSOs is determined by the Compensation Committee at the time such options are granted. Options granted under the Option Plan typically vest in equal annual installments over a three-year period. These features result in (i) enhancing the Company's ability to retain, for an extended period of time, those individuals who are key to the creation of stockholder value and (ii) ensuring that executives gain only when stockholders gain through appreciation in the market price of the Company's Common Stock.

     In December 1997, the Compensation Committee approved a repricing of the Incentive Stock Option plan that reduced the strike price for options with an exercise price of more than $14 to an exercise price of $12 and extended the employee vesting period. Executive officers were excluded from this action. In August 1998, the Compensation Committee approved a further repricing and reverse split of the Incentive Stock Option plan that reduced the strike price for options with an exercise price of more than $5.05 to an exercise price of $2.50 while simultaneously reducing those options granted by 25%. The vesting period was not extended and executive officers were included in this action. Such repricings were deemed necessary by the Company's Compensation Committee in light of market conditions and the desire to give employees adequate incentive.

     In the event of a Change of Control (as defined herein), bonuses will be distributed to the executive officers of the Company approximating the following amounts: Dr. Edelson: $601,000; Mr. Alger: $377,000; Mr. Sauerhoff: $52,000 and Mr. Friedfeld: $50,000. A "Change of Control" of the Company shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company (the "Common Stock") would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                                          James T. Carney
                                          Barry Kurokawa

PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock for the period from January 1, 1999 through December 31, 1999 to that of the NASDAQ Index and an index based on the common stock of a peer group of the following eight companies: Allscripts, Inc. (MDRX), CareInsite, Inc. (CARI), Cybear, Inc. (CYBA), Dynamic Healthcare Technology (DHTI); Health Systems Design Corporation (HSDC), Healtheon/WebMD Corp. (HLTH), MedPlus, Inc. Ohio (MEDP), and ProxyMed, Inc. (PILL). The graph assumes that the value of the investment in Common Stock and each index was $100 at October 3, 1996, and that all dividends were re-invested. Stock price performances shown in the graph are not necessarily indicative of future price performances. American Oncology Resources, Inc. (AORI); American Physicians (APPM); Medpartners, Inc. (MDM); Phycor, Inc. (PHYC); Phymatrix Corporation (PHMX); Physicians Resource Group
(PYRG); Complete Management (CPMI); which were previously part of the Company's peer group, were replaced because the Company discontinued its operation in the physician practice management business and therefore the comparison were no longer relevant.

     Comparison of Cumulative Total Return Among Advanced Health Corporation, Peer Group Companies Within the Company's Industry and NASDAQ National Market Index.

                COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN*
          AMONG AHT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP
[GRAPH]

                                                                                                           NASDAQ STOCK MARKET
                                                     AHT CORPORATION               PEER GROUP                    (U.S.)
                                                     ---------------               ----------              -------------------
10/3/96                                                  100.00                      100.00                      100.00
12/96                                                     79.37                       72.94                      104.44
12/97                                                    100.79                       69.90                      127.97
12/98                                                     11.11                       56.12                      180.44
12/99                                                     29.77                       58.60                      334.88

* $100 invested on 10/3/86 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements (the "Employment Agreements") with Jonathan Edelson, M.D., its Chairman, Chief Executive Officer, and President; Robert J. Alger, its Executive Vice President and Chief Information Officer; Jeffrey M. Sauerhoff, its Chief Financial Officer; and Eddy
W. Friedfeld, its Senior Vice President -- Business & Legal Affairs, General Counsel, and Secretary (each an

"Executive"). The Employment Agreements provide that the annual base salary of each of the Executives is at least: Dr. Edelson, $300,000; Mr. Alger, $190,000; Mr. Sauerhoff $190,000; and Mr. Friedfeld, $175,000. The Executives are also entitled to receive discretionary bonuses.

     The Employment Agreements generally provide for a four-year term that is automatically renewable for successive one-year terms unless either party gives prior written notice of its intent not to renew. The Employment Agreements set forth the compensation arrangements and the employee fringe benefits provided by the Company to each Executive. In addition, the Employment Agreements set forth the compensation payable to an Executive in the event of a termination of the Executive's employment by the Company. Generally, upon the termination of an Executive's employment by the Company for cause, the Executive is entitled to receive earned but unpaid salary and reimbursement for business expenses incurred during the performance of the Employee's duties. If an Executive's employment with the Company is terminated without cause, or within a specified period after a change of control (as defined in the Employment Agreements), the Executive is entitled to receive the amounts payable in the event of a termination for cause plus a cash severance payment not to exceed the cash compensation received by the Executive in the prior 12-month period (in the case of Mr. Alger, 24 months, and in the case of Dr. Edelson, 36 months and in the case of Messrs. Sauerhoff and Friedfeld in the event of an acquisition, 18 months) and the vesting of certain shares of Common Stock and options to purchase Common Stock of the Company then held by such Executive. Each Employment Agreement contains a non-compete provision that restricts an Executive from competing against the Company for a period of one year following such Executive's termination of employment with the Company.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     In 1997, 1998 and 1999, in accordance with the Company's Senior Executive Loan Policy, which is administered by the Compensation Committee of the Board of Directors, the Company made loans in the aggregate amounts of $800,000 and $145,000 to each of Dr. Edelson, and Mr. Alger, respectively. These loans are due three years from the loan date with interest payable monthly at a rate of 6% per annum. As of May 31, 2000, the loans outstanding including interest and net of payments were $576,000 and $168,000 for Dr. Edelson and Mr. Alger, respectively. Dr. Edelson and Mr. Alger have agreed to repay such loans no later than March 31, 2001. The Compensation Committee has agreed to extend the term of payment for payment of certain loans to each of Dr. Edelson and Mr. Alger to December 31, 2000.

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     As of June 2, 2000, the Board of Directors unanimously adopted a resolution approving an amendment to the Company's Certificate of Incorporation to increase the number of shares of the Company's Common Stock, $.01 par value, authorized for issuance from 15,000,000 to 30,000,000, and directing that the amendment be presented to the Stockholders of the Company for approval at the Company's Annual Meeting. In addition to the Common Stock, the Company has authorized 5,000,000 shares of Preferred Stock, par value $.01, none of which are currently issued or outstanding. The amendment to the Certificate of Incorporation will not alter the number of authorized shares of Preferred Stock.

     On March 27, 2000, the Company entered into a Securities Purchase Agreement with CyBear, Inc. (the "CyBear Agreement"), pursuant to which CyBear purchased a $4 million Senior Secured Convertible Note and received a Warrant to purchase up to 300,000 shares of the Company's Common Stock at an exercise price of $4.34. The Note is convertible at a per share price equal to the lower of (i) 80 percent of the average closing market price of the Company's Common Stock over the 30 trading days prior to the date of conversion, or (ii) $4.34, provided that the aggregate number of shares of Common Stock issued upon conversion may not exceed 1,913,550.

     As of June 1, 2000, approximately 11,130,449 of the Company's 15 million authorized shares of Common Stock were outstanding. In addition, approximately 2,869,551 shares net of options exercises of Common Stock were reserved for issuance in connection with the Company's stock option plan and upon exercise of other outstanding warrants, and for use in connection with the previously announced settlement of the class action lawsuit filed against the Company. Accordingly, only approximately shares of the Company's Common Stock remained available for future issuance to CyBear or to any other entity or for any other purpose. As a result, the Company does not currently have available a sufficient number of authorized and unissued or unreserved shares of Common Stock to satisfy the maximum number of shares of Common Stock that may be issued upon conversion of the CyBear Note and exercise of the CyBear Warrant. CyBear acknowledged in the CyBear Agreement "that the Company does not presently have sufficient authorized but unissued shares of Common Stock to deliver to [CyBear] upon exercise of the Warrants and conversion of the Convertible Notes." The Company covenants in the CyBear Agreement that "[n]o later than July 14, 2000, the Company shall have taken all action necessary, including, without limitation, calling a meeting of shareholders to amend its certificate of incorporation to authorize a sufficient number of shares to enable the Company to issue" the maximum number of shares upon conversion of the Note (1,913,550) plus the shares issuable upon exercise of the Warrant 300,000. The failure of the Company to comply with this covenant could give rise to an event of default under the CyBear Agreement. Among CyBear's remedies for a default is the exercise of its rights under the Security Agreement, which grants CyBear a security interest in all of the Company's accounts, accounts receivables, goods, personal property, and intellectual property, including copyrights, patents and trademarks. Moreover, the CyBear Agreement contains a liquidated damages provision, which subjects the Company to a $1,000 per day penalty for the first two days and a $2,500 per day penalty for each day thereafter that the Company fails to timely deliver Common Stock in response to a Notice of Conversion or exercise of the Warrant. Stockholders should refer to the terms of the CyBear Agreement, which was filed as an exhibit with the Company's annual report on Form 10-K.

     In addition to allowing the Company to issue shares of Common Stock upon exercise of the CyBear Note and Warrant, additional shares of Common Stock beyond those currently authorized are required for the following reasons:

     - Additional authorized shares of Common Stock will be required for the Company to issue additional stock options pursuant to the Amendment to the Amended and Restated 1995 Stock Option Plan proposed in this Proxy Statement, which the Company believes is necessary to attract, retain and motivate qualified personnel.

     - Additional authorized shares of Common Stock may be required to fulfill certain remaining requirements under the class action settlement agreement (the "Settlement Agreement"). The Settlement Agreement provides that, "in the event that the aggregate value of the [886,437] Settlement Shares, based on the weighted average price of AHT common stock for the 30 contiguous trading days ending on [the date on which the court's approval of the allocation of the Settlement Shares becomes final], is less than $2,954,790, in addition to the Settlement Shares AHT shall pay or cause to be paid cash, or issue or cause to be issued additional AHT common stock (valued at the weighted average price per share as stated above), equal in value to the difference between $2,954,790 and the Aggregate Value" of the Settlement Shares. In addition, the Settlement Agreement provides that the Settlement Shares shall "be adjusted to account for any stock splits, dividends, or the issuance of shares of AHT that have not been authorized as of the date" of the settlement.

     - The failure to increase the authorized shares of Common Stock may impede the Company's ability to pursue financing, grant stock options, or enter into transactions with third parties that the Board of Directors believes are in the best interests of the Company and the Stockholders.

For these reasons, the Board of Directors believes it is both necessary and in the best interests of the Company and the Stockholders to increase the number of authorized shares of Common Stock from 15 million to 30 million. Although the Company has no current plans to utilize all of the increased authorized shares that would be available if the Amendment to the Certificate of Incorporation is approved, the Board of Directors believes it is important that the Company have the flexibility to issue additional shares without further authorization from Stockholders.

     The additional shares of Common Stock will be available for issuance from time to time without further action by the Stockholders, except as may be required by law or the rules of the Nasdaq Stock Market, Inc., if applicable. In addition, Stockholders do not have preemptive rights with respect to the Common Stock, which means that current Stockholders do not have a prior right to purchase any new issue of the Company's Common Stock in order to maintain their proportionate ownership thereof. As such, the issuance of Common Stock, or securities convertible into Common Stock, on other than a pro-rata basis would result in the dilution of a present Stockholder's interest in the Company.

     The proposal to increase the authorized number of shares of Common Stock is not being made with the intention of using the additional shares for anti-takeover purposes and is not in response to any known effort to accumulate the Company's stock or to obtain control of the Company; however, the Company could theoretically use the additional shares to make it more difficult to, or to discourage, a change in control of the Company. Any such issuance of stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of the Company's Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the record date is necessary to approve the Amendment to the Certificate of Incorporation. As a result, a failure to vote has the same effect as a no vote. If approved by the Stockholders, the increase in the number of shares of Common Stock will become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing should take place promptly after the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES.

APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

     The Company has adopted the Amended and Restated 1995 Stock Option Plan, which provides for the grant to directors, officers and employees of, and consultants to, the Company and its subsidiaries of stock options, including "incentive stock options" ("ISOs") intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for Federal income tax purposes ("NSOs"). As of April 1, 2000, options to purchase an aggregate of 2,132,267 shares of Common Stock had been granted under the Option Plan. On June 16, 1997, the stockholders of the Company, at the Annual Meeting, approved an amendment to the Option Plan increasing the number of shares of Common Stock reserved for issuance under the Option Plan by 600,000 shares to 2,100,000 shares of Common Stock. On June 25, 1999, the Board of Directors of the Company, subject to stockholder approval at the Meeting, approved an amendment to the Option Plan increasing the number of shares of Common Stock reserved for issuance under the Option Plan by 200,000 shares to 2,300,000 shares of Common Stock.

     The purpose of the Option Plan is to further the growth and success of the Company by enabling directors, officers and employees of the Company and independent consultants retained by the Company who have been selected by the Compensation Committee to acquire Common Stock, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding service by them on the Company's behalf. As of April 1, 2000, there were approximately 53 persons eligible to receive options under the Option Plan. The Option Plan is administered by the Compensation Committee comprised of Messrs. Carney and Kurokawa. The Compensation Committee has full power and authority to determine, with respect to the option grants, (i) the persons to whom options are granted, (ii) the number of shares to be covered by each such grant, (iii) the per share exercise price thereof, (iv) the status of the granted option as either an ISO or an NSO, (v) the time or times at which each granted option is to become purchasable, and (vi) the maximum term for which the option may remain outstanding, which term shall in no event exceed 10 years after the date of the grant. Options granted under the Option Plan typically vest in equal annual installments over a three-year period. The exercise price of ISOs granted under the Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant. With respect to any employee who owns stock possessing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price may not be less than 110% of the fair market value of such shares on the date of grant, and the terms of such option may not exceed five years. The exercise price of an NSO shall be an amount determined by the Compensation Committee in its sole discretion. Upon exercise of an option, payment in full of the purchase price either in cash, check, in equivalently valued shares of Common Stock of the Company or by any other means permitted by the Compensation Committee, is required before the option shares are delivered. By allowing payment of the exercise price by delivering shares of the Company's Common Stock, the Option Plan permits the "pyramiding" of shares. Pyramiding occurs when the option holder in a series of successive transactions uses the shares received upon the prior exercise of an option to purchase additional shares under other outstanding options. An option holder can thereby substantially increase his or her equity ownership in the Company without a significant capital contribution. The Board of Directors of the Company may from time to time adopt such amendments to the Option Plan as it may deem appropriate, provided that stockholder approval of such amendments must be obtained if required to comply with regulations promulgated by the Securities and Exchange Commission under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder. The Option Plan shall terminate on the tenth anniversary of the date on which the Option Plan was adopted by the Board of Directors. Under the Option Plan, any optionee whose employment with the Company is terminated for any reason, other than death or disability or a termination for cause, may exercise his or her option, to the extent exercisable on the effective date of such termination, at any time within 45 days after the date of termination, provided such option has not expired on the date of such exercise. In the event of the death or disability of the optionee, the option may be exercised, to the extent exercisable on the date of death or disability, at any time within 12 months by the person to whom the option shall have passed by will or the laws of descent and distribution or the optionee, as the case may be. In the event of termination of an optionee's employme nt for cause, the option terminates immediately. An NSO granted under the Option Plan is taxed in accordance with Section 83 of the Code and the regulations issued thereunder. The following general rules are applicable to holders of such "non-statutory" options and to the Company for Federal income tax purposes under existing law.
1) The optionee will not recognize any income on the grant of the option pursuant to the Option Plan. 2) The optionee will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise, over the exercise price thereof. 3) When the optionee sells the shares, he or she will recognize capital gain or loss (assuming the shares are held as a capital asset) in an amount equal to the difference between the fair market value of the shares on the date of exercise and his or her selling price.
4) In general, the Company will be entitled to a tax deduction in the year in which the ordinary compensation income based on exercise is recognized by the optionee and in the same amount of such ordinary compensation income recognized by the optionee, subject to applicable tax withholding requirements. 5) Upon the exercise of an NSO, the Company is entitled to require as a condition of delivery of the shares of Common Stock that the optionee remit an amount sufficient to satisfy all Federal, state and local withholding tax and employment tax requirements relating thereto. The following Federal income tax consequences are applicable to ISOs granted and exercised pursuant to the Option Plan. 1) If the optionee does not own stock possessing more than 10% of the total voting power of all classes of stock of the Company (or if the optionee owns stock possessing more than 10% of the total voting power of all classes of stock of the Company, the option price is at least 110% of the fair market value of the shares on the date of grant and the option by its terms is not exercisable more than five years from the date of grant), no regular taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the option. 2) No tax deduction is allowed to the Company upon either the grant or exercise of an ISO pursuant to the Option Plan. 3) If shares acquired upon exercise of an ISO are not disposed of
(i) within the two years following the date the option was granted or (ii) within one year following the date the shares are transferred to the optionee pursuant to the option exercise (the "Holding Periods"), the difference between the amount realized on any disposition of the shares thereafter and the exercise price will be treated as long-term capital gain or loss to the optionee. 4) If shares acquired upon exercise of an ISO are disposed of before the expiration of either of the Holding Periods (a "disqualifying disposition"), then the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the option over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the taxable year in which the disposition occurs. 5) In any taxable year that an optionee recognizes compensation income on a disqualifying disposition of an ISO, the Company will generally be entitled to a corresponding deduction, subject to applicable tax withholding requirements. 6) Any excess of the amount realized by the optionee on disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules may be either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares. 7) An option will not be treated as an ISO to the extent the aggregate fair market value for which ISOs are exercisable by an optionee for the first time in a calendar year exceeds $100,000. Under present accounting principles, neither the grant nor the exercise of options granted with an exercise price equal to the fair market value of the Common Stock will result in any charge to the Company's earnings. However, the number of outstanding options, even if not granted at a discount, may be a factor in determining the Company's reported earnings per share. As of April 1, 2000, options to purchase an aggregate of 2,132,267 shares of Common Stock had been granted under the Option Plan to an aggregate of 155 persons at a weighted average exercise price of $2.75 per share, including 451,288 to Dr. Edelson, 36,250 to Mr. Carney, 36,257 to Mr. Kurokawa, 10,000 to Dr. Southam, 101,335 to Mr. Sauerhoff, 188,195 to Mr. Alger, and 99,500 to Mr. Friedfeld. The Board of Directors adopted, subject to stockholder approval, the amendment to the Option Plan increasing the number of shares of Common Stock reserved for issuance under the Option Plan by 350,000 from 2,300,000 to 2,650,000, in order to permit the Company to continue to grant options, as determined by the Compensation Committee, to directors, officers and employees of, and consultants to, the Company to incent such persons to further the growth and success of the Company and to reward outstanding service. The market value of the unexercised 1,234,252 shares reserved for issuance under the Option Plan is $4,085,374, based on the closing price of the Common Stock on April 1, 2000 ($3.31). If the proposed amendment to the Option Plan is not approved by the stockholders, the Company's ability to utilize stock options as a form of incentive compensation would be substantially limited. Because the Compensation Committee has discretion under the Option Plan to grant options thereunder and to determine the terms of such grants, it is not possible to determine the dollar value or the number of shares that will be received by any of the Company's directors, officers, employees or consultants under the Option Plan as so amended. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required to approve the proposed amendment to the Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors of the Company has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the Company for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the Company's auditors since its inception. It is expected that a representative of Arthur Andersen LLP will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required to ratify the selection of auditors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS SELECTION.

DISCLOSURE PURSUANT TO SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who are beneficial owners of ten percent or more of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1999, all filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with. However, for the year 1999, filings of Forms 3, 4, and 5 were late for Messrs. Edelson, Alger, Sauerhoff, and Friedfeld.

     It is presently contemplated that the 2001 Annual Meeting of Stockholders will be held on or about June 30, 2001. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 31, 2000. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. Any such proposal must also meet the other requirements of the rules of the Commission relating to stockholder proposals.

EXPENSES AND SOLICITATION

     The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of Common Stock, and the Company will reimburse them for their expenses.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO AHT CORPORATION, 555 WHITE PLAINS ROAD, TARRYTOWN, NEW YORK 10591, ATTENTION: SECRETARY.

                                          By Order of the Board of Directors,

                                          /s/ JONATHAN EDELSON
                                          --------------------------------------
                                          Jonathan Edelson, M.D. Chairman of the
                                          Board, Chief Executive Officer and
                                          President

Tarrytown, New York,
June 14, 2000

                                 AHT CORPORATION
                              555 WHITE PLAINS ROAD
                              TARRYTOWN, N.Y. 10591

                                      PROXY

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Jonathan Edelson, M.D. and Jeffrey M. Sauerhoff as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of AHT Corporation held of record by the undersigned on June 5, 2000 at the Annual Meeting of Stockholders to be held on July 14, 2000 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEE AND FOR PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                 AHT CORPORATION

                                  JULY 14, 2000

Please Detach and Mail in the Envelope Provided

A [X] Please mark your votes as in this example.

1.  ELECTION OF DIRECTOR                    Nominee: Dr. Arthur Southam

           FOR                                 WITHHOLD AUTHORITY
The nominee listed at right                      to vote for the
                                              Nominee listed at right
          [  ]                                        [  ]

                                                     FOR               AGAINST          ABSTAIN
                                                     ---               -------          -------
2.   Approval of Amendment to Certificate
     of Incorporation increasing the number
     of the Company's authorized shares              [  ]                [  ]             [  ]

3.   Approval of Amendment to 1995 Stock
     Option Plan                                     [  ]                [  ]             [  ]

4.   Ratification of Independent Auditor             [  ]                [  ]             [  ]

5. In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment thereof.

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                          comments mark here


    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE _____________________ SIGNATURE_____________________DATED ______,2000.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint
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

                               CHAIRMAN'S OUTLOOK

     AHT is building a national business-to-business e-commerce enterprise based on automating the two most frequent clinical transactions initiated by physicians: prescriptions and laboratory tests. Approximately four billion of these clinical transactions take place annually, and virtually all of them are still conducted manually by paper, telephone, fax and mail. This is a costly, slow, and cumbersome process for physicians and for the healthcare entities handling these transactions. AHT currently holds contracts with a number of leading laboratory and prescription management companies that we believe are committed to automating this process and are willing to pay recurring transaction fees to AHT as one means to achieve this objective.

     Our Internet-based e-commerce products are designed to automate crucial everyday clinical transactions and, in the process, create tangible benefits for physicians, clinical laboratories, pharmacy benefit managers (PBMs), pharmacies and patients. It is our belief that automating prescription and laboratory transactions will result in administrative savings, have a positive impact upon the utilization of medical resources, and improve patient care.

     AHT has a 'first-mover' advantage in the clinical e-commerce transaction space by being, we believe, the first to introduce Internet-based products for both prescription and laboratory management. We continue to innovate our products to stay at what we believe is the leading edge of products in this industry. We believe we have also continued to deliver on our strategy of securing nationally recognized distribution channels for our products that will provide us access to physicians across the nation. We believe that the distribution channels and customers we have secured to date, and the additional ones with whom we are currently negotiating, will create a growing platform for our transaction-based business. In addition to our products, national customer base and distribution channels, AHT holds two issued patents for electronic prescription writing and has developed and owns over 100 programming interfaces that assist in enabling AHT to connect physician offices to the myriad information systems of laboratories, hospitals, PBMs, pharmacies and Internet physician portals. It is these factors that differentiate AHT from its competitors.

     We believe that our current products have an opportunity to improve the daily workflow of the 400,000 U.S. physicians who account for the majority of prescriptions and laboratory tests. Writing prescriptions, ordering laboratory tests or reviewing laboratory test results are events that occur many times everyday for busy physicians and comprise an important part of their daily workflow. We believe that as physicians are presented with the opportunity to manage these transactions electronically, a growing number of them will recognize the benefits of automation to them and their patients.

     Achieving increasing connectivity with the 400,000 high-activity physicians, both directly and through our distribution channels, presents AHT with the opportunity to generate higher revenues in the future. While we expect, going forward, to continue to generate revenues relating to fees for software licenses, maintenance and interfaces, we intend to build our core business around revenues from the per-transaction fees that healthcare companies will pay us when physicians use our products to order and renew prescriptions and to order and review laboratory tests.

     To date, AHT has forged important relationships with some of the nation's leading laboratories, hospitals, PBMs, on-line pharmacies and physician portals, and we are actively pursuing relationships with others having national reach. We are also examining ways that we may work with other e-health companies that have expressed interest in partnering with AHT.

     The stock market has experienced a great deal of turbulence in the last year and, with it, we have seen a recent decline in the prices of e-health stocks. We believe in the simple maxim that creating continued and increasing value for your customers is the best means to increase the value of your company. We aim to follow that maxim and believe that the healthcare companies with which we work are providing us the opportunity to demonstrate that value. The potential value that we can create for our customers is both concrete and quantifiable in the form of potential reductions in the costs associated with handling paper and making telephone calls, improved service and care delivery, and, potentially, more revenue. We look forward to a promising year in 2000 and will communicate with you as developments occur.

                                          Jonathan Edelson, MD
                                          Chairman, CEO and President